Exhibit 99

ADP Reports Second Quarter Fiscal 2016 Results

  Worldwide new business bookings grew 15% for the quarter
  Revenues increased 6% to $2.8 billion, 8% on a constant dollar basis
  Diluted earnings per share from continuing operations increased 7% to $0.74, adjusted diluted earnings per share from continuing operations increased 4% to $0.72, 6% on a constant dollar basis
  ADP acquired 5.2 million shares of its stock for treasury at a cost of $446 million in the quarter

ROSELAND, N.J., Feb. 03, 2016 (GLOBE NEWSWIRE) -- ADP® (Nasdaq:ADP), a leading global provider of Human Capital Management (HCM) solutions, today announced its second quarter fiscal 2016 financial results.  Compared to last year’s second quarter, revenues grew 6% to $2.8 billion, 8% on a constant dollar basis, which includes a negative impact of approximately one percentage point from a business sold at the end of the first quarter of fiscal 2016.  Adjusted EBIT, which excludes a $14 million gain on the sale of a building, grew 2% to $506 million, or 4% on a constant dollar basis.  Adjusted EBIT margin declined about 70 basis points in the quarter to 18.0%.  Diluted earnings per share from continuing operations increased 7% to $0.74, and adjusted diluted earnings per share from continuing operations increased 4% to $0.72, 6% on a constant dollar basis, reflecting a lower effective tax rate and fewer shares outstanding compared with last year’s second quarter.

Constant dollar, adjusted EBIT, adjusted EBIT margin, and adjusted diluted earnings per share from continuing operations are non-GAAP financial measures.  For ADP’s definition of EBIT, see the paragraph “Non-GAAP Financial Information” at the end of this release.  Please refer to the accompanying financial tables for a reconciliation of non-GAAP financial measures to their comparable GAAP measures.

“Managing human resources has never been more complex.  Managing this complexity is where ADP shines, as evidenced by the continued success of our ACA solutions and the growth of our PEO,” said Carlos Rodriguez, president and chief executive officer, ADP.  “We continue to experience strong momentum in new business bookings, reflecting the confidence our clients have in ADP’s ability to assist with their human capital management needs. As a result, we are again increasing our forecast for new business bookings, and now expect at least 12% growth for fiscal 2016.”

“ADP’s revenue growth in the quarter was solid despite continued headwinds from foreign currency translation,” said Jan Siegmund, chief financial officer, ADP.  “As previously communicated, ADP made additional investments in the second quarter to increase operational resources in support of our service and implementation teams. These investments were ahead of recurring revenue which is expected to contribute to ADP’s growth in the second half of fiscal 2016.”

Second Quarter Fiscal 2016 Segment Results

Employer Services – Employer Services offers a comprehensive range of HCM and business outsourcing solutions.

  Employer Services revenues increased 3% compared to last year’s second quarter, 6% on a constant dollar basis.
  The number of employees on ADP clients' payrolls in the United States increased 2.5% for the second quarter when measured on a same-store-sales basis for a subset of clients ranging from small to large businesses.
  Employer Services client revenue retention declined 120 basis points compared to last year’s second quarter from continued elevated losses in legacy client platforms.
  Employer Services segment margin decreased approximately 30 basis points compared to last year’s second quarter. This decrease was primarily driven by anticipated investments made in operational resources to support new business sold and increased selling expenses from continued strong new business bookings.

PEO Services – PEO Services provides comprehensive employment administration outsourcing solutions through a co-employment relationship.

  PEO Services revenues increased 18% compared to last year’s second quarter.
  PEO Services segment margin increased approximately 20 basis points compared to last year’s second quarter, primarily driven by operational efficiencies.
  Average worksite employees paid by PEO Services increased 14% for the quarter to approximately 403,000.

Interest on Funds Held for Clients

The safety, liquidity and diversification of ADP clients’ funds are the foremost objectives of the company’s investment strategy.  Client funds are invested in accordance with ADP’s prudent and conservative investment guidelines and the credit quality of the investment portfolio is predominantly AAA/AA.

  For the second quarter, interest on funds held for clients decreased 2% to $89 million from $91 million a year ago.
  Average client funds balances increased 4% in the second quarter to $20.5 billion compared to $19.8 billion a year ago.  On a constant dollar basis, average client funds balances increased 6%.
  The average interest yield on client funds declined about 10 basis points in the second quarter to 1.7% compared to 1.8% a year ago.

Fiscal 2016 Outlook

ADP’s fiscal 2016 outlook excludes the impact of the first quarter gain of $29 million on the sale of the AdvancedMD business and the second quarter gain of $14 million on the sale of a building.

Reflecting another strong quarter of new business bookings results, ADP now anticipates growth in worldwide new business bookings of at least 12% over $1.6 billion sold in fiscal 2015, compared to our prior forecast of at least 10%.

ADP now anticipates revenue growth of 7% compared with our prior forecast of 7% to 8%. This change is due to higher than expected pressure from unfavorable foreign currency translation which ADP now assumes will have a negative impact of about two percentage points on fiscal 2016 revenue growth. On a constant dollar basis, revenue growth is now expected to be about 9% for the full year compared with ADP’s prior forecast of 8% to 9%.This forecast includes an anticipated negative impact of approximately one percentage point from the sale of the AdvancedMD business.

As a result of additional selling expenses anticipated from the increased new business bookings forecast and higher expected pressure from unfavorable foreign currency translation, ADP now anticipates adjusted diluted earnings per share growth of 11% to 13% compared with our prior forecast of 12% to 14% growth.  This forecast assumes a negative impact of one to two percentage points from unfavorable foreign currency translation.  On a constant dollar basis, adjusted diluted earnings per share is expected to increase 12% to 14%, compared with our prior forecast of an increase of 13% to 15%.

ADP’s earnings growth forecast still assumes adjusted EBIT margin expansion of about 50 basis points from 18.8% in fiscal 2015 and an adjusted effective tax rate of 33.7% compared with 33.5% in fiscal 2015.

Reportable Segments Fiscal 2016 Forecast

  For the Employer Services segment, ADP now anticipates revenue growth of 4% to 5% compared with our prior forecast of 5% to 6% growth due to higher than anticipated pressure from unfavorable foreign currency translation.  ADP now anticipates 7% revenue growth on a constant dollar basis compared with our prior forecast of 6% to 7%.  As a result of higher anticipated selling expenses from strong new business bookings, ADP now expects segment margin expansion of about 75 basis points for Employer Services compared with our prior forecast of margin expansion of about 100 basis points.
  ADP still expects pays per control to increase 2.0% to 3.0% for the year.
  For the PEO Services segment, ADP now anticipates 16% to 18% revenue growth compared with our prior forecast of 15% to 17%. ADP still expects segment margin expansion of about 50 basis points.

Client Funds Extended Investment Strategy Fiscal 2016 Forecast

The interest assumptions in our forecasts are based on Fed Funds futures contracts and forward yield curves as of February 1, 2016.  The Fed Funds futures contracts used in the client short and corporate cash interest income forecasts assumes a moderate increase in the Fed Funds toward the end of the fiscal year.  The three-and-a-half and five-year U.S. government agency rates based on the forward yield curves as of February 1, 2016 were used to forecast new purchase rates for the client and corporate extended, and client long portfolios, respectively.

  Interest on funds held for clients is expected to increase up to $5 million representing up to 1% growth.  This forecast is based on anticipated growth in average client funds balances of 2% to 4%, to $22.3 to $22.5 billion, compared to our prior forecast of 3% to 5% growth, due in part to higher than anticipated pressure from unfavorable foreign currency translation. This forecast assumes an average yield of 1.7%, which is anticipated to be flat compared to fiscal 2015.
  The total contribution from the client funds extended investment strategy is expected to be about flat compared to last year.

Investor Webcast Today
ADP will host a conference call for financial analysts today, Wednesday, February 3, 2016 at 8:30 a.m. EST.  The conference call will be webcast live on ADP’s website at investors.adp.com and will be available for replay following the call. A slide presentation will be available shortly before the webcast.

Supplemental financial information including schedules of quarterly and full year reportable segment revenues and earnings for fiscal years 2014 and 2015 and the first two quarters of fiscal 2016, as well as details of the first and second quarter fiscal 2016 results from the client funds extended investment strategy, are posted to ADP’s website at investors.adp.com.  ADP news releases, current financial information, SEC filings and Investor Relations presentations are accessible at the same website.

Non-GAAP Financial Information
The company has presented certain financial data that are considered non-GAAP financial measures and are reconciled to their comparable GAAP measures in the accompanying financial tables.  The EBIT performance measures include interest income earned on investments associated with our client funds extended investment strategy and interest expense on borrowings related to our client funds extended investment strategy.  ADP believes these amounts to be fundamental to the underlying operations of our business model.  ADP’s calculation of EBIT may differ from similarly titled measures used by other companies.

The presentation of growth rates on a constant dollar basis represent a non-GAAP measure and are calculated by restating current period results into U.S. dollars using the comparable prior period’s exchange rates.

About ADP (Nasdaq:ADP)
Powerful technology plus a human touch.  Companies of all types and sizes around the world rely on ADP’s cloud software and expert insights to help unlock the potential of their people.  HR. Talent. Benefits. Payroll. Compliance.  Working together to build a better workforce.  For more information, visit ADP.com.

ADP and the ADP Logo are registered trademarks of ADP, LLC.  Copyright © 2016 ADP, LLC.

Automatic Data Processing, Inc. and Subsidiaries
Statements of Consolidated Earnings
(In millions, except per share amounts)
(Unaudited)
	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2015	2014	2015	2014
Revenues:
Revenues, other than interest on funds
held for clients and PEO revenues	$1,984.4	$1,940.5	$3,913.0	$3,824.9
Interest on funds held for clients	89.3	90.9	177.1	181.0
PEO revenues (A)	733.3	622.2	1,430.9	1,213.7
Total revenues	2,807.0	2,653.6	5,521.0	5,219.6

Expenses:
Costs of revenues:
Operating expenses	1,479.4	1,383.8	2,919.3	2,745.0
Systems development & programming costs	149.6	147.7	305.7	293.4
Depreciation & amortization	53.5	51.8	104.0	103.2
Total costs of revenues	1,682.5	1,583.3	3,329.0	3,141.6

Selling, general & administrative expenses	627.2	588.5	1,232.4	1,164.5
Interest expense	16.8	2.2	21.8	4.1
Total expenses	2,326.5	2,174.0	4,583.2	4,310.2

Other income, net	(27.4)	(19.2)	(75.1)	(39.8)

Earnings from continuing operations before income taxes	507.9	498.8	1,012.9	949.2

Provision for income taxes	166.5	166.3	334.0	320.1

Net earnings from continuing operations	$341.4	$332.5	$678.9	$629.1

Earnings from discontinued operations before income taxes	—	(0.2)	(1.4)	67.5

Provision for income taxes	—	0.8	(0.5)	69.9

Net earnings from discontinued operations	$—	$(1.0)	$(0.9)	$(2.4)

Net earnings	$341.4	$331.5	$678.0	$626.7

Basic Earnings Per Share from Continuing Operations	$0.75	$0.70	$1.48	$1.32
Basic Earnings Per Share from Discontinued Operations	—	—	—	(0.01)
Basic Earnings Per Share	$0.75	$0.70	$1.47	$1.31

Diluted Earnings Per Share from Continuing Operations	$0.74	$0.69	$1.47	$1.31
Diluted Earnings Per Share from Discontinued Operations	—	—	—	—
Diluted Earnings Per Share	$0.74	$0.69	$1.46	$1.30

Dividends declared per common share	$0.530	$0.490	$1.020	$0.970

Components of other income, net:
Interest income on corporate funds	$(17.3)	$(18.3)	$(35.9)	$(36.7)
Realized gains on available-for-sale securities	(0.5)	(1.7)	(1.5)	(2.7)
Realized losses on available-for-sale securities (B)	4.3	0.8	5.3	1.0
Gain on sale of notes receivable	—	—	—	(1.4)
Gain on sale of business	—	—	(29.1)	—
Gain on sale of building	(13.9)	—	(13.9)	—
Total other income, net	$(27.4)	$(19.2)	$(75.1)	$(39.8)

(A) Professional Employer Organization (“PEO”) revenues are net of direct pass-through costs, primarily consisting of payroll wages and payroll taxes of $8,373.0 million and $7,217.4 million for the three months ended December 31, 2015 and 2014, respectively, and $15,238.2 million and $12,953.6 million for the six months ended December 31, 2015 and 2014, respectively.
(B) The three and six months ended December 31, 2015, includes an impairment charge of $3.6 million on certain available-for-sale securities that we had the intent to sell at December 31, 2015.

Automatic Data Processing, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(In millions)
(Unaudited)
	December 31,	June 30,
	2015	2015
Assets
Cash and cash equivalents/Short-term
marketable securities	$2,821.8	$1,665.9
Other current assets	2,501.4	2,278.0
Total current assets before funds held for clients	5,323.2	3,943.9
Funds held for clients	30,336.0	24,865.3
Total current assets	35,659.2	28,809.2

Long-term marketable securities	21.0	28.9
Property, plant and equipment, net	679.6	672.7
Other non-current assets	3,539.7	3,599.7
Total assets	$39,899.5	$33,110.5

Liabilities and Stockholders' Equity
Other current liabilities	$2,230.4	$2,463.2
Client funds obligations	30,237.7	24,650.5
Total current liabilities	32,468.1	27,113.7

Long-term debt	1,994.8	9.2
Other non-current liabilities	1,230.4	1,179.1
Total liabilities	35,693.3	28,302.0

Total stockholders' equity	4,206.2	4,808.5
Total liabilities and stockholders' equity	$39,899.5	$33,110.5

Automatic Data Processing, Inc. and Subsidiaries
Condensed Statements of Consolidated Cash Flows
(In millions)
(Unaudited)	Six Months Ended
	December 31,
	2015	2014
Cash Flows from Operating Activities:
Net earnings	$678.0	$626.7
Adjustments to reconcile net earnings to cash flows provided by operating activities	257.0	207.2
Changes in operating assets and liabilities, net of effects from acquisitions and divestitures of businesses	(442.3)	(449.7)
Proceeds from the sale of notes receivable	—	225.5
Operating activities of discontinued operations	—	(2.6)
Net cash flows provided by operating activities	492.7	607.1

Cash Flows from Investing Activities:
Purchases and proceeds from corporate and client funds marketable securities	224.7	(478.7)
Net increase in restricted cash and cash equivalents held to satisfy client funds obligations	(6,063.2)	(13,380.9)
Capital expenditures	(99.4)	(80.4)
Additions to intangibles	(105.7)	(84.4)
Dividend received from CDK Global, Inc., net of cash retained	—	645.0
Other investing activities	177.9	15.5
Investing activities of discontinued operations	—	(15.9)
Net cash flows used in investing activities	(5,865.7)	(13,379.8)

Cash Flows from Financing Activities:
Net increase in client funds obligations	5,793.6	15,721.5
Net proceeds from debt issuance	1,986.3	—
Repurchases of common stock	(773.0)	(462.2)
Dividends paid	(458.8)	(461.3)
Net repayments of commercial paper borrowings	—	(2,173.0)
Other financing activities	1.4	76.0
Financing activities of discontinued operations	—	1.6
Net cash flows provided by financing activities	6,549.5	12,702.6

Effect of exchange rate changes on cash and cash equivalents	(20.9)	(62.7)

Net change in cash and cash equivalents	1,155.6	(132.8)

Cash and cash equivalents, beginning of period	1,639.3	1,983.6
Cash and cash equivalents, end of period	2,794.9	1,850.8
Less cash and cash equivalents of discontinued operations, end of period	—	2.8
Cash and cash equivalents of continuing operations, end of period	$2,794.9	$1,848.0

Automatic Data Processing, Inc. and Subsidiaries
Other Selected Financial Data
(Dollars in millions, except per share amounts)
(Unaudited)	Three Months Ended	% Change
December 31,	As	Constant
2015	2014	Reported	Dollar Basis
Revenues from continuing operations
Employer Services	$2,212.6	$2,141.7	3%	6%
PEO Services	737.4	625.8	18%	18%
Other	(143.0)	(113.9)	n/	m	n/	m
Total revenues from continuing operations	$2,807.0	$2,653.6	6%	8%

Segment earnings from continuing operations
Employer Services	$637.0	$623.5	2%	4%
PEO Services	93.9	78.7	19%	19%
Other	(223.0)	(203.4)	n/	m	n/	m
Total pretax earnings from continuing operations	$507.9	$498.8	2%	4%

Three Months Ended
December 31,
Segment margin	2015	2014	Change
Employer Services	28.8%	29.1%	(0.3)%
PEO Services	12.7%	12.6%	0.2%
Other	n/	m	n/	m	n/	m
Total pretax margin	18.1%	18.8%	(0.7)%

Six Months Ended
December 31,	% Change
As	Constant
2015	2014	Reported	Dollar Basis
Segment revenues from continuing operations
Employer Services	$4,343.4	$4,213.5	3%	6%
PEO Services	1,438.9	1,220.8	18%	18%
Other	(261.3)	(214.7)	n/	m	n/	m
Total revenues from continuing operations	$5,521.0	$5,219.6	6%	8%

Segment earnings from continuing operations
Employer Services	$1,224.3	$1,204.4	2%	3%
PEO Services	182.3	145.8	25%	25%
Other	(393.7)	(401.0)	n/	m	n/	m
Total pretax earnings from continuing operations	$1,012.9	$949.2	7%	9%

Six Months Ended
December 31,
Segment margin	2015	2014	Change
Employer Services	28.2%	28.6%	(0.4)%
PEO Services	12.7%	11.9%	0.7%
Other	n/	m	n/	m	n/	m
Total pretax margin	18.3%	18.2%	0.2%

Three Months Ended	% Change
December 31,	As	Constant
Earnings per share information:	2015	2014	Reported	Dollar Basis
Net earnings from continuing operations	$341.4	$332.5	3%	4%
Net earnings	$341.4	$331.5	3%	5%

Basic weighted average shares outstanding	457.6	476.6	(4)%	n/	a
Basic earnings per share from continuing operations	$0.75	$0.70	7%	9%
Basic earnings per share	$0.75	$0.70	7%	9%

Diluted weighted average shares outstanding	460.3	480.3	(4)%	n/	a
Diluted earnings per share from continuing operations	$0.74	$0.69	7%	9%
Diluted earnings per share	$0.74	$0.69	7%	9%

Six Months Ended
December 31,	% Change
As	Constant
Earnings per share information:	2015	2014	Reported	Dollar Basis
Net earnings from continuing operations	$678.9	$629.1	8%	10%
Net earnings	$678.0	$626.7	8%	10%

Basic weighted average shares outstanding	460.0	477.6	(4)%	n/	a
Basic earnings per share from continuing operations	$1.48	$1.32	12%	14%
Basic earnings per share	$1.47	$1.31	12%	15%

Diluted weighted average shares outstanding	462.9	481.0	(4)%	n/	a
Diluted earnings per share from continuing operations	$1.47	$1.31	12%	14%
Diluted earnings per share	$1.46	$1.30	12%	15%

Three Months Ended
December 31,
Key Statistics:	2015	2014
Internal revenue growth:
Employer Services	3%	4%
PEO Services	18%	18%

Internal revenue growth - Constant Dollar Basis:
Employer Services	6%	5%
PEO Services	18%	18%

Employer Services:
Change in pays per control - U.S.	2.5%	3.0%
Change in client revenue retention percentage - worldwide	(1.2	) pts	0.3	pts
Employer Services/PEO new business bookings growth - worldwide	15%	15%

PEO Services:
Paid PEO worksite employees at end of period	405,000	357,000
Average paid PEO worksite employees during the period	403,000	354,000

Six Months Ended
December 31,
Key Statistics:	2015	2014
Internal revenue growth:
Employer Services	3%	5%
PEO Services	18%	18%

Internal revenue growth - Constant Dollar Basis:
Employer Services	6%	5%
PEO Services	18%	18%

Employer Services:
Change in pays per control - U.S.	2.4%	3.0%
Change in client revenue retention percentage - worldwide	(1.4	) pts	0.5	pts
Employer Services/PEO new business bookings growth - worldwide	14%	13%

PEO Services:
Paid PEO worksite employees at end of period	405,000	357,000
Average paid PEO worksite employees during the period	396,000	349,000

Automatic Data Processing, Inc. and Subsidiaries
Other Selected Financial Data, Continued
(Dollars in millions, except per share amounts or where otherwise stated)
(Unaudited)
	Three Months Ended
	December 31,
	2015	2014	Change	% Change
Average investment balances at cost (in billions):
Corporate, other than corporate extended	$2.8	$2.2	$0.7	30%
Corporate extended	3.6	3.6	—	—%
Total corporate	6.4	5.8	0.7	11%
Funds held for clients	20.5	19.8	0.7	4%
Total	$27.0	$25.6	$1.4	5%

Average interest rates earned exclusive of realized losses (gains) on:
Corporate, other than corporate extended	0.4%	0.6%
Corporate extended	1.6%	1.7%
Total corporate	1.1%	1.3%
Funds held for clients	1.7%	1.8%
Total	1.6%	1.7%

Net unrealized gain position at end of period	$99.3	$248.0

Average short-term financing (in billions):
U.S. commercial paper borrowings	$3.3	$3.0
U.S. & Canadian reverse repurchase agreement borrowings	0.3	0.6
	$3.6	$3.6

Average interest rates paid on:
U.S. commercial paper borrowings	0.2%	0.1%
U.S. & Canadian reverse repurchase agreement borrowings	0.3%	0.5%

Interest on funds held for clients	$89.3	$90.9	$(1.6)	(2)%
Corporate extended interest income (C)	14.2	15.2	(1.0)	(6)%
Corporate interest expense-short-term financing (C)	(1.7)	(1.8)	0.1	4%
	$101.7	$104.2	$(2.5)	(2)%

	Six Months Ended
	December 31,
	2015	2014	Change	% Change
Average investment balances at cost (in billions):
Corporate, other than corporate extended	$2.3	$1.9	$0.3	18%
Corporate extended	3.8	3.7	0.2	4%
Total corporate	6.1	5.6	0.5	9%
Funds held for clients	20.0	19.3	0.7	4%
Total	$26.0	$24.8	$1.2	5%

Average interest rates earned exclusive of realized losses (gains) on:
Corporate, other than corporate extended	0.4%	0.6%
Corporate extended	1.6%	1.7%
Total corporate	1.2%	1.3%
Funds held for clients	1.8%	1.9%
Total	1.6%	1.8%

Net unrealized gain position at end of period	$99.3	$248.0

Average short-term financing (in billions):
U.S. commercial paper borrowings	$3.4	$3.1
U.S. & Canadian reverse repurchase agreement borrowings	0.4	0.6
	$3.8	$3.7

Average interest rates paid on:
U.S. commercial paper borrowings	0.2%	0.1%
U.S. & Canadian reverse repurchase agreement borrowings	0.4%	0.5%

Interest on funds held for clients	$177.1	$181.0	$(3.9)	(2)%
Corporate extended interest income (C)	30.8	31.3	(0.5)	(2)%
Corporate interest expense-short-term financing (C)	(3.6)	(3.4)	(0.3)	(8)%
	$204.3	$209.0	$(4.6)	(2)%

(C) While “Corporate extended interest income” and “Corporate interest expense-short-term financing” are non-GAAP measures, management believes this information is beneficial to reviewing the financial statements of ADP. Management believes this information is beneficial as it allows the reader to understand the extended investment strategy for ADP's client funds assets, corporate investments and short-term borrowings. A reconciliation of the non-GAAP measures to GAAP measures is as follows:

	Three Months Ended
	December 31,
	2015	2014

Corporate extended interest income	$14.2	$15.2
All other interest income	3.0	3.2
Total interest income on corporate funds	$17.3	$18.3

Corporate interest expense - short-term financing	$1.7	$1.8
All other interest expense	15.1	0.4
Total interest expense	$16.8	$2.2

	Six Months Ended
	December 31,
	2015	2014

Corporate extended interest income	$30.8	$31.3
All other interest income	5.0	5.4
Total interest income on corporate funds	$35.9	$36.7

Corporate interest expense - short-term financing	$3.6	$3.4
All other interest expense	18.1	0.8
Total interest expense	$21.8	$4.1

Automatic Data Processing, Inc. and Subsidiaries
Consolidated Statement of Adjusted / Non-GAAP Financial Information
(in millions, except per share amounts)
(Unaudited)

The following table reconciles the Company's reported results to adjusted results that exclude certain interest amounts, the gain on the sale of our AdvancedMD business in the six months ended December 31 2015 and the gain on sale of a building in the three and six months ended December 31, 2015 . The Company uses certain adjusted results, among other measures, to evaluate the Company's operating performance in the absence of certain items and for planning and forecasting of future periods. The Company believes that the adjusted results provide relevant and useful information for investors because it allows investors to view performance in a manner similar to the method used by the Company's management and improves management's ability to understand the Company's operating performance against prior periods. Since adjusted earnings from continuing operations before interest and income taxes ("adjusted EBIT"), adjusted provision for income taxes, adjusted net earnings from continuing operations, adjusted diluted earnings per share (“EPS”) from continuing operations and adjusted EBIT margin are not measures of performance calculated in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”), they should not be considered in isolation from, or as a substitute for, earnings from continuing operations before income taxes, provision for income taxes, net earnings from continuing operations, and diluted EPS from continuing operations, and they may not be comparable to similarly titled measures used by other companies. The adjusted EBIT performance measure includes interest income earned on investments associated with the Company's client funds extended investment strategy and interest expense on borrowings related to the Company's client funds extended investment strategy. We believe these amounts to be fundamental to the underlying operations of the Company's business model.

	Three Months Ended				Six Months Ended
	December 31,		% Change		December 31,		% Change
	2015	2014	As Reported	Constant Dollar Basis	2015	2014	As Reported	Constant Dollar Basis
Earnings from continuing operations before income taxes	$507.9	$498.8	2%	4%	$1,012.9	$949.2	7%	9%
Adjustments:
Interest expense	15.1	0.4			18.1	0.8
Interest income	(3.0)	(3.2)			(5.0)	(5.4)
Gain on sale of building	(13.9)	—			(13.9)	—
Gain on sale of business	—	—			(29.1)	—
Adjusted EBIT	$506.1	$496.0	2%	4%	$983.0	$944.6	4%	6%
Adjusted EBIT Margin	18.0%	18.7%			17.8%	18.1%

Provision for income taxes	$166.5	$166.3	—%	2%	$334.0	$320.1	4%	6%
Adjustments:
Gain on sale of building	(5.3)	—			(5.3)	—
Gain on sale of business	—	—			(7.3)	—
Adjusted provision for income taxes	$161.2	$166.3	(3)%	(1)%	$321.4	$320.1	—%	2%

Net earnings from continuing operations	$341.4	$332.5	3%	4%	$678.9	$629.1	8%	10%
Adjustments:
Gain on sale of building	(13.9)	—			(13.9)	—
Gain on sale of business	—	—			(29.1)	—
Provision for income taxes on gain on sale of building	5.3	—			5.3	—
Provision for income taxes on gain on sale of business	—	—			7.3	—
Adjusted net earnings from continuing operations	$332.8	$332.5	—%	2%	$648.5	$629.1	3%	5%

Diluted earnings per share from continuing operations	$0.74	$0.69	7%	9%	$1.47	$1.31	12%	14%
Adjustments:
Gain on sale of building	(0.02)	—			(0.02)	—
Gain on sale of business	—	—			(0.05)	—
Adjusted diluted earnings per share from continuing operations	$0.72	$0.69	4%	6%	$1.40	$1.31	7%	9%

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